                                                                    EXHIBIT 99.2

                             JOINT FILER INFORMATION

              Item                               Information

Name:                         Wells Fargo Municipal Capital Strategies, LLC

Address:                      375 Park Avenue
                              New York, New York 10152

Date of Event Requiring       June 1, 2016
Statement (Month/Day/Year):

Issuer Name and Ticker or     Nuveen AMT-Free Municipal Income Fund (NEA)
Trading Symbol:

Relationship of Reporting     10% Owner
Person(s) to Issuer:

If Amendment, Date Original   Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group     Form filed by More than One Reporting Person
Filing:

Signature:                    WELLS FARGO MUNICIPAL CAPITAL STRATEGIES, LLC

                                  By:   /s/ Daniel E. George
                                    -------------------------
                                  Name: Daniel E. George
                                  Title: Senior Vice President
                                  Date: June 3, 2016